UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

FLUENCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

(Address of Principal Executive Offices) (Zip Code)

(833) 358-3623

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 14, 2026, AES Grid Stability, LLC (“AES Grid Stability”) provided a notice of exercise of its redemption right pursuant to the terms of the Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC (the “LLC Agreement”) with respect to 10,066,414 common units of Fluence Energy, LLC, the sole direct subsidiary of Fluence Energy, Inc. (the “Company”), together with the corresponding cancellation of an equivalent number of shares of the Company’s Class B-1 common stock (the “AES Redemption”). The Company elected to settle the AES Redemption through the issuance of 10,066,414 shares of the Company’s Class A common stock (the “AES Shares”). Settlement of the AES Redemption occurred on May 15, 2026. The AES Shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that such issuance does not involve a public offering.

Item 8.01	Other Events.

On May 12, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as the representatives (the “Representatives”) of the underwriters named in Schedule I thereto (the “Underwriters”), and certain of the Company’s stockholders, including AES Grid Stability, SPT Holding, SARL and Qatar Holding LLC (collectively the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 20,000,000 shares (the “Shares”) of the Company’s Class A common stock by the Selling Stockholders, at a price to the public of $21.00 per share, before underwriting discounts and commissions. In addition, under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to 3,000,000 additional shares of the Company’s Class A common stock at the public offering price, less underwriting discounts and commissions, which option was exercised in full on May 14, 2026. The Offering closed on May 15, 2026. The Company did not sell any of its shares of Class A common stock in the Offering and the Company will not receive any of the proceeds from the sale of the Shares.

The Offering of the Shares by the Selling Stockholders was made pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-295786) (the “Registration Statement”) that became effective under the Securities Act when filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2026, a prospectus included in the Registration Statement, and a preliminary prospectus supplement and final prospectus supplement, filed with the SEC on May 12, 2026 and May 13, 2026, respectively.

The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Representatives, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 12, 2026, by and among Fluence Energy, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and the Selling Stockholders
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fluence Energy, Inc.

Date: May 15, 2026	By:	/s/ Ahmed Pasha
	Name:	Ahmed Pasha
	Title:	Senior Vice President and Chief Financial Officer